Exhibit 4.1

SEVENTH AMENDMENT TO AMENDED AND RESTATED AGENTED
REVOLVING CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO THE AMENDED AND RESTATED AGENTED REVOLVING CREDIT AGREEMENT ("Amendment") is dated effective as of December 15, 2008 (“Effective Date”), by and among COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Borrower”), BANK OF ARKANSAS, N.A., FIRST STATE BANK OF NORTHWEST ARKANSAS, ENTERPRISE BANK & TRUST, ARVEST BANK, CITIZENS BANK AND TRUST COMPANY, and COMMERCE BANK, N.A. (each individually a “Bank” and collectively the “Banks”), and BANK OF ARKANSAS, N.A., as agent for the Banks hereunder (in such capacity the “Agent”).

RECITALS

A.           Reference is made to the Amended and Restated Agented Revolving Credit Agreement dated as of June 23, 2005, and amended September 30, 2005, October 31, 2005, February 24, 2006, April 28, 2006, December 31, 2006 and May 16, 2008 (as amended, the "Colonial Credit Agreement"), by and among Borrower, the Banks currently a party thereto, and Agent, pursuant to which a $40,000,000 Revolving Line of Credit ("RLOC") exists in favor of Borrower.

B.           Borrower, Agent and Banks a party hereto have agreed that certain modifications shall be made to the Colonial Credit Agreement to increase the RLOC to $41,500,000 (and to $50,000,000, subject to Section 10.13 of the Colonial Credit Agreement), and extend the maturity date of the facility to April 30, 2010.  Terms used herein shall have the meanings given in the Colonial Credit Agreement unless otherwise defined herein.

AGREEMENT

For valuable consideration received, Agent, Banks and Borrower agree to the following.

1. Amendments to Colonial Credit Agreement. The Colonial Credit Agreement is amended as follows.

1.1           The Credit Agreement is hereby amended to evidence that effective as of the date hereof, First State Bank of Conway, Arkansas, Great Southern Bank and Sovereign Bank (“Retiring Banks”) shall no longer be included as Banks under the Credit Agreement, and Arvest Bank and Citizens Bank and Trust Company (“New Banks”) shall be added as Banks under the Credit Agreement.  Retiring Banks shall no longer be bound by the terms of the Credit Agreement nor entitled to the benefits of the Credit Agreement, except as to matters which arose or Revolving Credit Loans which were advanced prior to the date hereof, and shall not receive payments of principal, interest or fees accrued or paid by the Borrower under the Credit Agreement, except as to payments or fees accrued or paid prior to the date hereof. Each New Bank is hereby made a party to the Credit Agreement, effective as of the date hereof and upon execution of a Signature Page hereto, and thereafter shall be included as a Bank under the terms of the Credit Agreement, and shall be bound by the terms of the Credit Agreement and entitled to all benefits of the Credit Agreement as though such New Bank had signed on the date of the Credit Agreement; provided, however, that New Banks shall not receive payments of principal, interest or fees accrued or paid by Borrower under the Credit Agreement prior to the date hereof.

1.2.           In Section 1.01 (Defined Terms), the definition of "Termination Date" is amended to evidence that the Termination Date is hereby extended to April 30, 2010.

1.3.           The defined term "Total Facility" is hereby amended to evidence that the amount “$40,000,000” shall now mean and read “41,500,000.”

1.4.           The defined term "ACM Sub-Debt" is hereby amended to evidence that the amount "$3,000,000" shall now mean and read "$15,000,000."

1.5.           Section 2.07 (Unused Portion Fee) is hereby deleted; provided that any amounts accrued through the Effective Date shall be paid by Borrower to Agent upon the execution hereof.

1.6.           Section 2.17 (Audit Fees) is deleted and replaced wit the following:

“Section 2.17.  Audit Fees.  To the extent that Bank’s auditors reasonably determine that any amounts reported by the Borrower are incorrect (including amounts on a Borrowing Base Certificate, pursuant to the Financial Covenants in Article 7, or elsewhere pursuant to the loan documents), then the adjusted amount(s) reasonably determined by the Bank’s auditors shall be deemed to be the correct amount(s) until such time, if ever, that the Borrower shall provide convincing evidence to the Bank to the contrary.  The Borrower agrees to pay to the Bank all costs and fees reasonably incurred by the Bank's internal auditors in connection with quarterly audits of the Borrower performed by such auditors during the term of this Agreement; provided that, prior to the occurrence of an Event of Default, the Bank shall not be entitled to reimbursement for any such costs and fees incurred in connection with audits in an amount greater than $17,500 plus any other costs and fees relating to such audit during any year including costs and fees incurred by third party or external auditors engaged by the Bank on its behalf (with each year beginning on the Closing Date or an anniversary date thereof and ending twelve (12) months thereafter) of this Agreement.  At the discretion of the Bank, a pro-rata portion of the audit fee may be payable in arrears on the first day of each month commencing with the month immediately following the Closing Date, otherwise will be collected by the Bank at its discretion.  Notwithstanding the foregoing, upon the occurrence of any Event of Default, the Borrower shall pay all of the Bank's costs incurred in connection with the verification, audit, and inspection of the Collateral without regard to the foregoing limitations.”

1.7.           A new Section 2.20 is added as follows:

"Section 2.20.  Facility Fee.  The Borrower agrees to pay to the Agent for the pro rata benefit of the Banks an annual Facility Fee equal to twelve and one-half basis points (12.5 basis points) on the aggregate Commitment payable on the last day of each fiscal quarter, commencing December 31, 2008, so long as this Agreement remains in effect."

1.8.           Section 8.01(11) is deleted and replaced with the following:

"Events of Default (11).  The Advance Rate Adjustment Percent should exceed 40% for two consecutive months.

1.9.           A new Section 8.01 (Events of Default) (16) is added as follows:

             "Section 8.01.  Events of Default (16)                                                                                     .  The occurrence of any default under (i) any other loan or other agreement between Borrower or Guarantor and Lender, and/or (ii) the loan facility to America's Car Mart, Inc., an Arkansas corporation ("ACM"), Texas Car Mart, Inc., a Texas corporation (TCM) and Lender established June 23, 2005 and all subsequent modifications or increases as well as any other separate loan facility granted thereafter."

1.10.                      Section 10.02 (Notices) is hereby amended to the extent that the notice addresses set forth therein shall now be replaced with the address and other contact information set forth on the respective signature pages hereto.

1.11.                      Section 10.13 (Additional Lender), is hereby amended to evidence that the amount “$34,500,000” shall now mean and read “$41,500,000”, and the amount “$40,000,000” shall now mean and read “$50,000,000.”

1.12.                      Section 6.04 (Leases) is hereby amended to evidence that the amount “$250,000" shall now mean and read “$1,000,000".

1.13.                      Section 7.03 (minimum Tangible net Worth) is amended to read as follows:

             “Section 7.03.  Minimum Tangible Net Worth.  At all time, calculated as of the last day of each month, maintain a minimum Adjusted Tangible Net Worth as of the last day of each fiscal quarter equal to or greater than the sum of: (i) the greater of (A.) eighty-five percent (85%) of the Adjusted Tangible Net Worth as of October 31, 2008, or (B.) $128,000,000 plus (ii) seventy-five percent (75%) of positive quarterly Net Income and (ii) one hundred percent (100%) of any subsequent equity issuances.”

1.14.                      Section 7.01 (Leverage Ratio) is amended to read as follows:

“Section 7.01. Leverage Ratio.  At all time, calculated as of the last day of each month, maintain a ratio of Funded Debt to EBITDA for the trailing twelve (12) month period of no greater than 2.75x to 1.00.”

2. Conditions Precedent.  The obligations of Agent and each Bank to perform under the Colonial Credit Agreement, as amended hereby, are subject to the satisfaction of the following.

2.1.	Borrower shall execute and deliver to Agent this Amendment and the Promissory Notes as follows:

2.1.1.	$10,000,000 Promissory Note to Bank of Arkansas, N.A. attached hereto as Schedule "2.1.1";

2.1.2.	$12,000,000 Promissory Note to Commerce Bank, attached hereto as Schedule "2.1.2";

2.1.3.	$6,000,000 Promissory Note to Enterprise Bank & Trust, attached hereto as Schedule "2.1.3";

2.1.4.	$1,500,000 Promissory Note to First State Bank of Northwest Arkansas, attached hereto as Schedule "2.1.4";

2.1.5.	$5,000,000 Promissory Note to Arvest Bank, attached hereto as Schedule "2.1.5";

2.1.6.	$7,000,000 Promissory Note to Citizens Bank and Trust Company, attached hereto as Schedule "2.1.6"; and

2.1.7.	Any other instruments, documents and agreements required by Agent and Banks.

2.2.           Borrower shall execute and deliver any other instruments, documents and/or agreements reasonably required by Bank in connection herewith.

2.4.           No Default or Event of Default exists or will result from the execution and delivery of this Amendment.

3. Representations and Warranties.  Borrower hereby ratifies and confirms all representations and warranties set forth in the Colonial Credit Agreement, and all other Loan Documents, other than any representation or warranty that relates to a specific prior date and except to the extent that the Bank has been notified in writing by the Borrower that any representation or warranty is not correct and the Bank has explicitly waived in writing compliance with such representation or warranty.

4. Ratification.  Borrower hereby ratifies and confirms the Colonial Credit Agreement, and all instruments, documents, and agreements executed by Borrower in connection therewith, and further confirms that no Default exists thereunder.

5. Ratification of Security Agreements.  Borrower and each Guarantor hereby (i) ratifies and confirms its respective Security Agreement dated June 23, 2005, (ii) confirms that no Default exists thereunder, and (iii) acknowledges and agrees that the obligations secured thereunder shall include all Rate Management Obligations of Borrower, as defined herein.

6. Ratification of Guaranties.  Each Guarantor hereby (i) ratifies and confirms its respective Guaranty Agreement dated June 23, 2005, (ii) confirms that no Default exists thereunder, and (iii) acknowledges and agrees that the obligations guaranteed thereunder shall include all Rate Management Obligations of Borrower, as defined herein.

7. Ratification of Subordination Agreements.  ACM and ACM-Texas each hereby ratifies and confirms its respective Subordination Agreement dated June 23, 2005, and confirms that it remains in full force and effect and, further, acknowledges and agrees that the Superior Obligations (as defined therein) shall include all Rate Management Obligations of Borrower, as defined herein.

8. Governing Law.  This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

9. Release of Lender.  The Borrower hereby releases Agent and each of the Banks from any and all claims, known or unknown, which may have arisen out of or in connection with the Colonial Credit Agreement on or prior to the Effective Date.

10. Multiple Counterparts.  This Amendment may be executed in any number of counterparts, and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11. Costs, Expenses and Fees.  Borrower agrees to pay all costs; expenses and fees incurred by Banks in connection herewith, including without limitation the reasonable attorney fees of Riggs, Abney, Neal, Turpen, Orbison and Lewis.

[Signature pages follow.]

“BORROWER”

COLONIAL AUTO FINANCE, INC., an Arkansas corporation

By__/s/ William H. Henderson
    William H. Henderson, President

“GUARANTORS” and
“SUBORDINATING PARTIES”

AMERICA’S CAR-MART, INC., a Texas corporation, formerly known as Crown Group, Inc.

By_/s/ Jeffrey A. Williams__
    Jeffrey A. Williams, Vice President

AMERICA’S CAR MART, INC.,
an Arkansas corporation

By__/s/ Jeffrey A. Williams
    Jeffrey A. Williams, Vice President

STATE OF ARKANSAS                                                                )
) ss:                      ACKNOWLEDGMENT
COUNTY OF BENTON                                                                )

On this day, before me, the undersigned, a Notary Public, within and for the County and State aforesaid, duly qualified, commissioned and acting, the within named JEFFREY A.  WILLIAMS, to me personally well known, and stated and acknowledged that he was duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of AMERICA’S CAR MART, INC., an Arkansas corporation, TEXAS CAR-MART, INC., a Texas corporation, and AMERICA’S CAR-MART, INC., a Texas corporation, formerly known as Crown Group, Inc., and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 12th day of December, 2008.

Brenda Rogers
Notary Public
My commission expires:

__February 28, 2017__________________
(S E A L)

STATE OF ARKANSAS                                                                )
) ss:                      ACKNOWLEDGMENT
COUNTY OF BENTON                                                                )

On this day, before me, the undersigned, a Notary Public, within and for the County and State aforesaid, duly qualified, commissioned and acting, the within named William H. Henderson, to me personally well known, and stated and acknowledged that he was duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of COLONIAL AUTO FINANCE, INC.,  an Arkansas corporation, and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 12th day of December, 2008.

Brenda Rogers
Notary Public
My commission expires:

___February 28, 2017________
(S E A L)

“BANKS”

Revolving Credit Commitment:                                                      BANK OF ARKANSAS, N.A.
$10,000,000
Principal Office and Lending Office:                                              By           /s/ Jeffrey R. Dunn
P.O. Box 1407                                                                                                Jeffrey R. Dunn, President & CEO
Fayetteville, AR 72702-1404
Attention: Jeffrey R. Dunn
jdunn@bankofarkansas.com

[Signature Page to Seventh Amendment to Amended and Restated Agented Revolving
Credit Agreement dated December 15, 2008]

Revolving Credit Commitment:                                                                                     COMMERCE BANK, N.A.
$12,000,000

Principal Office and Lending Office:
1000 Walnut St., BB17-1
Kansas City, MO  64106
Attention: Kyle Area By	/s/ Kyle Area
E-mail: karea@commercebank.com	Kyle Area, Vice President
Regional Banking

[Signature Page to Seventh Amendment to Amended and Restated Agented Revolving
Credit Agreement dated December 15, 2008]

Revolving Credit Commitment:                                                                                     ENTERPRISE BANK & TRUST
$6,000,000

Principal Office and Lending Office:
12695 Metcalf Ave.
Overland Park, KS  66213                                                                                      By           /s/ Paul Tymosko
Attention: Paul Tymosko	Paul Tymosko,
Senior Vice President

[Signature Page to Seventh Amendment to Amended and Restated Agented Revolving
Credit Agreement dated December 15, 2008]

Revolving Credit Commitment:                                                                           FIRST STATE BANK OF NORTHWEST ARKANSAS
$1,500,000

Principal Office and Lending Office:
P.O. Box 1807
Fayetteville, Arkansas  72702                                                                     By           /s/ Curtis Hutchins
Attn:  Curtis Hutchins                                                                                                 Curtis Hutchins,
 President/Chief Executive
E-mail:  chutchins@fsbnwa.com                                                                                 Officer

[Signature Page to Seventh Amendment to Amended and Restated Agented Revolving
Credit Agreement dated December 15, 2008]

Revolving Credit Commitment                                                                                     ARVEST BANK
$5,000,000

Principal Office and Lending Office:
502 S. Main
Tulsa, Oklahoma 74103                                                                      By             /s/ Kevin Lackner
Attn:  Kevin Lackner                                                                                                Kevin Lackner
klackner@arvest.com                                                                                                Title: Senior Vice President

[Signature Page to Seventh Amendment to Amended and Restated Agented Revolving
Credit Agreement dated December 15, 2008]

Revolving Credit Commitment:                                                                           Citizens Bank and Trust Company
$7,000,000

Principal Office and Lending Office:
2900 NE Brooktree Lane, Suite 200
Gladstone, MO 64119	By:	/s/ Julia Harvala
Attn: Julia Harvala		Name: Julia Harvala
E-mail: jharvala@cbcfamily.com		Title: Senior Vice President

[Signature Page to Seventh Amendment to Amended and Restated Agented Revolving
Credit Agreement dated December 15, 2008]

“AGENT”

BANK OF ARKANSAS, N.A.

By           /s/ Jeffrey R. Dunn
Jeffrey R. Dunn, President & CEO

[Signature Page to Seventh Amendment to Amended and Restated Agented Revolving
Credit Agreement dated December 15, 2008]

Schedule "2.1.1."

($10,000,000 Promissory Note to Bank of Arkansas, N.A.)

Schedule "2.1.2."

($12,000,000 Promissory Note to Commerce Bank)

Schedule "2.1.3."

($6,000,000 Promissory Note to Enterprise Bank & Trust)

Schedule "2.1.4."

($1,500,000 Promissory Note to First State Bank of Northwest Arkansas)

Schedule "2.1.5."

($5,000,000 Promissory Note to Arvest Bank)

Schedule "2.1.6."

($7,000,000 Promissory Note to Citizens Bank and Trust Company)